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                         NATIONAL GOLF PROPERTIES, INC.
------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On September 16, 2002, National Golf Properties, Inc. issued the following press release:


[GOLDMAN SACHS LOGO]                                        [NATIONAL GOLF LOGO]

[STARWOOD CAPITAL GROUP LOGO]                               [AMERICAN GOLF LOGO]



  NATIONAL GOLF PROPERTIES AND AMERICAN GOLF CORPORATION TO BE PURCHASED BY
   INVESTOR GROUP COMPRISED OF GOLDMAN SACHS CAPITAL PARTNERS 2000, GOLDMAN SACHS WHITEHALL STREET REAL ESTATE FUND 2001, AND STARWOOD CAPITAL GROUP

                       TRANSACTION VALUED AT $1.1 BILLION

Santa Monica, CA, September 16, 2002 - National Golf Properties (NYSE:TEE) ("National Golf"), a real estate investment trust, today announced that its Board of Directors and its Independent Committee have approved the sale of the company to an investor group comprised of Goldman Sachs' GS Capital Partners 2000, L.P., ("GS Capital Partners"), Goldman Sachs' Whitehall Street Real Estate Fund 2001 ("Whitehall") and Starwood Capital Group's SOF VI U.S. Holdings, LLC ("Starwood Capital"). GS Capital Partners, Whitehall, and Starwood Capital announced that, in conjunction with the transaction, they will also purchase the outstanding equity interests of American Golf Corporation ("American Golf"), a privately-held company that leases and operates nearly all of National Golf's properties, and certain of its affiliates. The combined transaction is valued at $1.1 billion and includes full repayment of all existing National Golf and American Golf indebtedness. The transaction is expected to close in early 2003, subject to customary closing conditions including shareholder and regulatory approvals. Under the agreement, National Golf shareholders and common unit holders will receive $12.00 per share in cash or per unit, less any dividends or distributions paid prior to the closing of the transaction.

The companies will continue to own, lease or manage over 250 municipal, daily fee, resort and private golf courses and clubs, with more than 50,000 members, primarily in the United States as well as in the United Kingdom, Australia, and Japan. The companies will maintain a strong presence in highly desirable golf markets including Southern California, the San Francisco Bay area, New York City, Atlanta, Hilton Head Island, Chicago, and Las Vegas.

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"The Independent Committee is pleased to recommend this transaction to NGP's public shareholders. We believe we have maximized shareholder value by conducting a thorough analysis of strategic alternatives and running a competitive process," said Charles S. Paul, Chairman of the Independent Committee and Interim Chief Executive Officer of National Golf.

"We are pleased to be buying the world's largest owner and operator of golf courses," said Henry Cornell, Managing Director of Goldman Sachs. "This acquisition is consistent with our strategy of investing in companies with leading industry positions. We look forward to working with the company's management team to continue to grow the extraordinary platform they have created."

Merrick Kleeman, Senior Managing Director of Starwood Capital Group, added, "Given our history of investing in and building golf and leisure related businesses, this acquisition is a compelling opportunity. The company has assembled an unparalleled collection of assets and a talented and dedicated team that we believe is well positioned to lead this industry into the future."

"We are very enthusiastic about this transaction and the quality of our new partners," said David Pillsbury, President of American Golf. "Goldman Sachs' and Starwood Capital's financial strength, proven management expertise and broad range of resources will be invaluable to our company and the properties we operate. We are confident that these strengths, coupled with our team of highly experienced people and our diverse property portfolio, will enable us to build a truly world-class organization."

David Price, Founder of both American Golf and National Golf, commented, "This is an exciting and important next step in the evolution of the companies. I'm thrilled about all we have accomplished and look forward to many great opportunities ahead."

After the transaction is completed, Mr. Price will become Chairman Emeritus and, along with other owners of American Golf and the related entities that are being acquired, will receive for their interests in American Golf and these entities total consideration of $10,000 in cash, two percent of the equity in National Golf and an option to acquire two percent of the equity in American Golf. This replaces all of the consideration that these shareholders would have received in the proposed merger with National Golf, including the Series C convertible preferred stock that would have been convertible for up to 10 percent of the combined company's equity.

The Series A and B National Golf Preferred OP Units will remain outstanding and a portion of the Units will be converted into a minority equity investment.


Goldman, Sachs & Co. served as financial advisor to GS Capital Partners and Whitehall. Lazard served as investment banker to the Independent Committee of National Golf.


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                                     Page 3

ABOUT NATIONAL GOLF AND AMERICAN GOLF

National Golf is a publicly traded company REIT (specializing in the ownership of golf course properties). Its portfolio consists of 116 golf courses at 104 facilities geographically diversified among 22 states. National Golf's Web site can be accessed at www.nationalgolfproperties.com. The company is headquartered in Santa Monica, CA.

American Golf is the largest operator of golf facilities in the world. The company employs over 17,000 people and operates more than 250 private country clubs, destination golf resorts, daily fee and municipal golf courses, and practice ranges in the United States, United Kingdom, Australia and Japan. American Golf's Web site can be accessed at www.americangolf.com. The company is headquartered in Santa Monica, CA.

American Golf's public golf operations include numerous prestigious daily fee and resort properties. The company is also the industry leader in improving and managing golf properties owned by governmental jurisdictions including some of the largest cities, counties and park districts nationwide. In addition, the Company's American Golf Country Clubs (AGCC) division - dedicated exclusively to private club operations - includes a portfolio of 65 private clubs, and a membership base of over 50,000 members. Over the past several years, American Golf facilities have hosted three USGA Amateur Championships and will host the 2003 U.S. Women's Open and the 2006 U.S. Senior Men's Open at Pumpkin Ridge Golf Club in Portland, Oregon.

ABOUT GOLDMAN SACHS, GS CAPITAL PARTNERS AND WHITEHALL

Goldman Sachs is a leading global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high net worth individuals. Founded in 1869, it is one of the oldest and largest investment banking firms. The firm is headquartered in New York and maintains offices in London, Frankfurt, Tokyo, Hong Kong and other major financial centers around the world.

GS Capital Partners is the current primary investment vehicle of Goldman Sachs for making privately negotiated equity investments. The current GS Capital Partners fund was formed in July 2000 with total committed capital of $5.25 billion, $1.5 billion of which was committed by Goldman Sachs and its employees, with the remainder committed by institutional and individual investors. Whitehall is the current primary investment vehicle of Goldman Sachs for making privately negotiated real estate investments. The current Whitehall fund was formed in early 2001 with total committed capital of $2.5 billion, $550 million of which was committed by Goldman Sachs and its employees, with the remainder committed by institutional and individual investors.


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                                     Page 4

ABOUT STARWOOD

Since its inception in 1991, Starwood Capital Group Global, LLC and its affiliates (collectively, "Starwood") have raised over $2.5 billion of private and institutional capital for transactions representing over $7.5 billion worth of real estate and related assets. Starwood has specialized in building operating companies around its core real estate portfolios, including three of the nation's largest publicly held real estate companies: the recapitalization, reorganization and expansion of a REIT in 1995 to become Starwood Hotels & Resorts Worldwide, Inc. (NYSE: "HOT"), a leading global owner/operator of hotels with brands such as Sheraton, Westin, The St. Regis Luxury Collection and "W"; contributing a large mezzanine debt portfolio to create what is today iStar Financial, Inc. (NYSE: "SFI"), the nation's largest publicly-owned finance company focused exclusively on commercial real estate; and helping to capitalize, at its formation, Equity Residential Properties Trust (NYSE: "EQR"), the nation's leading multifamily REIT.


CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995


This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties, and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which National Golf expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that the various businesses will not be integrated successfully; costs related to the proposed transaction; and other economic, business, competitive and/or regulatory factors affecting National Golf's and American Golf's businesses generally, including those contained in National Golf's reports with the SEC. National Golf is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.



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                                     Page 5

ADDITIONAL INFORMATION


In connection with the proposed transaction with American Golf, National Golf and the new corporation will file a proxy statement/prospectus with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents filed by National Golf with the SEC at the SEC's web site at www.sec.gov. The proxy statement/prospectus (when it is available) and these other documents may also be obtained for free from National Golf by calling National Golf at (310) 664-4100, and through National Golf's web site at www.nationalgolfproperties.com. National Golf and its directors, executive officers and certain other members of management and employees may be soliciting proxies from its stockholders in favor of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of National Golf's stockholders in connection with the proposed transaction is set forth in National Golf's form 10K/A for the year ended December 31, 2001, dated April 30, 2002 and filed with the SEC on April 30, 2002. Additional information will be set forth in the proxy statement/prospectus when it is filed with the SEC.


                                    # # #

GS CAPITAL PARTNERS AND WHITEHALL CONTACT:
Andrea Raphael
(212) 357-0025

NATIONAL GOLF CONTACTS:
Eden Abrahams
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Melissa Zukerman
Zukerman PR
(310) 275-0481

STARWOOD CONTACT:
Elizabeth Behnke
(203) 422-7715